Exhibit Index



Exhibit
-------
  11        -  Statements re computation
               of per share earnings

                                   Exhibit 11

        COMPUTATION OF WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
                                 (In Thousands)

                                                            For the three months
                                                             ended September 30,
                                                            --------------------
                                                               1995        1994
                                                              ------      ------
Primary and Fully Diluted
  Earnings per share:


Weighted average shares of common stock outstanding:

Balance - beginning of period ...........................      7,672       7,643


Weighted average shares issued ..........................         18           7


Acquisition of treasury stock ...........................         (3)       --


Assumed exercise of certain stock options ...............        395         320
                                                              ------      ------

Weighted  shares - end of period ........................      8,082       7,970
                                                              ======      ======

                                   Exhibit 11


        COMPUTATION OF WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
                                 (In Thousands)

                                                             For the nine months
                                                             ended September 30,
                                                               1995       1994
                                                              ------     ------
Primary and Fully Diluted
  Earnings per share:


Weighted average shares of common stock outstanding:

Balance - beginning of period ............................     7,656      7,605


Weighted average shares issued ...........................        41         35


Acquisition of treasury stock ............................       (14)        (3)


Assumed exercise of certain stock options ................       414        360
                                                              ------     ------

Weighted shares - end of period ..........................     8,097      7,997
                                                              ======     ======